Exhibit 99.4

Trinity Industries, Inc
Analysts Conference Call
August 2, 2007
Comments by Steve Menzies

Thank you, Tim.  Good morning!

TrinityRail continued to perform well during the 2nd quarter of 2007. Railcar production levels increased and operating profits continued to expand. TrinityRail delivered approximately 6,980 railcars during the 2nd quarter, a 12% increase in deliveries over the 2nd quarter of 2006. Our operating profits improved 24% as compared to the 1st quarter of 2007. We expect to maintain our production momentum with railcar deliveries in the second half to average between 7,200 and 7,500 railcars each quarter.

With regard to the railcar market, industry orders for railcars during the 2nd quarter kept pace with 1st quarter demand. Approximately 11,500 orders were placed. This compares with a quarterly average of approximately 17,000 railcars ordered during the previous twelve months. The total industry backlog stands at just more than 75,000 railcars. Recent order inquiry levels indicate 3rd quarter orders could be in line with 1st and 2nd quarter demand.

As you know, railcar demand shifts periodically from car type to car type and fluctuates from quarter to quarter.  Order levels in the 2nd quarter reflected continued soft demand in select markets such as intermodal, coal and box cars, moderate demand for covered hoppers and more normal demand for tank cars. Current orders continue to be driven in part by the renewable fuels, basic chemical and agricultural industries which principally use tank cars and covered hoppers to transport their products. The need to replace smaller, less efficient railcars has also boosted demand for these car types.  We believe the replacement cycle for the aging North American railcar fleet is in its early stages and will serve as the basis for sustainable, long term railcar demand for all railcar types. In the next 12 to 18 months, however, we expect railcar demand to continue at the current moderate levels. This is a result of a slowing economy and a reduction in railcar loadings while the rail network absorbs the significant number of new cars placed into service during the last few years.

During the 2nd quarter of 2007, TrinityRail received approximately 3,080 railcar orders. Many of these orders extend current production lines for a variety of railcars.  Specifically, we received orders from railroads, industrial shippers and third party lessors for covered hoppers, coal cars, flat cars, autoracks and tank cars.  Our 1st half 2007 order levels of 11,570 or 50% of the total railcar market are consistent with our trailing twelve-month share of industry orders of 48%. We believe this figure is a more reliable benchmark for our order performance than quarterly totals which tend to fluctuate. At the end of the 2nd quarter, TrinityRail’s railcar order backlog was 33,880 railcars compared to 37,790 at the end of the 1st quarter 2007. Our current backlog is 16% greater than our backlog at the end of the 2nd quarter of 2006.

During our 1st quarter conference call I mentioned the conversion of our Saginaw, Texas and Oklahoma City production lines to tank car production. These conversions were in response to increased demand for these car types. We completed the conversions ahead of schedule and the plants are operating at highly efficient levels. This contributed in part, to our operating profit improvement during the 2nd quarter. The speed with which these lines became productive reflects our focus during the past few years on fine-tuning our operating flexibility and production processes. This is also reflected in the success we are having with new production lines at our facilities in Mexico. During 2007, we will increase our Mexico output by 35% to 40%, producing more than 12,000 railcars in our facilities there. We credit our experienced production personnel and established labor force with bringing these production lines up and running and operating at high efficiency levels. Our ability to shift production to meet changing market demand combined with Trinity’s broad product line, proven railcar designs and production resources will contribute to maintaining the strength of our railcar order backlog.

Railcar Leasing and Management Services Group continued to grow its railcar fleet during the 2nd quarter.  Trinity’s rail businesses shipped approximately 3,400 new railcars to our Leasing Company during the 2nd quarter – all subject to firm, non-cancelable leases with independent third parties.  This represents about 48% of TrinityRail’s 2nd quarter railcar shipments.  This increases the size of our lease fleet to more than 34,600 railcars compared to more than 27,200 at the end of the 2nd quarter 2006. We expect our lease fleet to continue to grow at a strong pace throughout 2007 and 2008. We expect to ship approximately 35% of our total 3rd quarter shipments and 17% of our total 4th quarter shipments to customers of our leasing company. I would like to emphasize, again, that railcar shipments to our leasing company are only reported when a firm, non-cancelable lease is in place with an independent third party.

Overall demand for railcar leasing services continues to rise. We see a long term trend for railroads and industrial producers to use their capital resources to acquire, income producing assets which are core to their business while relying on leasing for operating assets such as railcars. The investment in our leasing business provides several benefits. It helps us develop long term relationships with the end users of our railcars and provides an important distribution channel for our railcar businesses. Additionally, it generates a significant, long-term, stable earnings stream that mitigates fluctuations in Trinity Industries’ overall revenues. We continue, of course, to sell railcars to a wide variety of customers including other leasing companies, railroads, utilities and industrial producers.

Our lease fleet remains highly utilized at well over 99% at the end of the 2nd quarter.  The average age of the railcars in our lease fleet is 4.2 years and the average remaining lease term is approximately 5.5 years.  Renewal lease rate increases continue to rise as a result of high fleet utilization, strong levels of new car building and higher new car prices. We expect the increase in renewal rates to decelerate during the near term, however.

As James explained, Trinity has purchased 20% of the equity in newly-formed TRIP Holdings. As part of the agreement, TRIP Holdings will purchase approximately $1.4 billion in railcars with leases originated by TrinityRail. The agreement also specifies that Trinity Leasing will provide portfolio management services for these railcars and leases. The purchases will be funded by capital contributions from TRIP Holdings and third-party debt. The first transactions occurred in June when TRIP Holdings purchased $93.7 million of railcars from Trinity Leasing. The sales to TRIP Holdings were, and will continue to be, for railcars subject to firm, non-cancelable lease agreements with independent third parties. TRIP Holdings benefits TrinityRail by providing an additional financing venue for leasing transactions originated and managed by Trinity Leasing. TRIP Holdings, therefore, compliments the sizeable credit facilities already in place to grow our leasing business. Bill will discuss further with you the effect of our investment in TRIP Holdings on our leasing backlog and profitability.

In summary, our operating flexibility, innovative railcar designs and broad product line have enabled us to meet shifting demand among various railcar types resulting in our strong railcar order backlog. We continue to gain significant operating efficiencies through extended production runs and our employees’ on-going commitment to reducing cost while increasing our production levels. We have now developed considerable financial resources to meet the growing leasing needs of our customers. The growth of our leasing business has also enabled us to effectively manage our production plans while enhancing Trinity’s long term stability. Our overall goal remains to maximize our returns by optimizing production capabilities and product mix while continuing to drive production efficiencies and pursing further cost reductions. I am pleased with the overall performance of TrinityRail and the focus of our employees to achieve our goal.

I’ll now turn it over to Bill McWhirter.